As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. ___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

SUN HEALTHCARE GROUP, INC. (Exact name of Registrant as specified in its charter)

Delaware		85-0410612
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
18831 Von Karman, Suite 400 Irvine, California 92612
(Address, including zip code of Registrant's principal executive offices)

SUN HEALTHCARE GROUP, INC. 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

Michael Newman, Esq. Executive Vice President and General Counsel Sun Healthcare Group, Inc. 18831 Von Karman, Suite 400 Irvine, California 92612 (949) 255-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard A. Boehmer, Esq. O'Melveny & Myers LLP 400 South Hope Street Los Angeles, California 90071 (213) 430-6643

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value .....................	3,500,000 shares (1)	$(2)	$(2)	$
(1)

This Registration Statement covers, in addition to the number of shares of Sun Healthcare Group, Inc. (the "Company" or the "Registrant"), common stock, par value $0.01 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan, as amended (the "Plan"), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.  The number of shares of Common Stock covered by this Registration Statement represent additional shares that have been added to the shares available for issuance under the Plan.

(2)

Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 30 2006.

EXPLANATORY NOTE

 This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424.  These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

 PART II          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.          Incorporation of Documents by Reference.

            The Company has filed with the Commission the Company's Registration Statement on Form S-8 on May 25, 2004 (Registration No. 333-115851) with respect to the Plan, the contents of which are incorporated herein by reference.

 Item 5.          Interests of Named Experts and Counsel

Not applicable.

Item 8.          Exhibits.

Exhibit Number	Description
4.1

Sun Healthcare Group, Inc. 2004 Equity Incentive Plan, as amended.  (Filed as Exhibit A to the Company's Proxy Statement filed with the Commission on April 21, 2006 (Commission File No. 1-12040) and incorporated herein by reference).

5.1	Opinion of O'Melveny & Myers LLP with respect to the securities being registered.
23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page 3).

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 28th day of June 2006.

SUN HEALTHCARE GROUP, INC.

By: /s/ Richard K. Matros
Richard K. Matros
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Matros and Michael Newman, jointly and severally, as his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard K. Matros Richard K. Matros	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 28, 2006
/s/ L. Bryan Shaul L. Bryan Shaul	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006
/s/ Gregory Anderson Gregory S. Anderson	Director	June 28, 2006
/s/ Tony M. Astorga Tony M. Astorga	Director	June 28, 2006
/s/ Christian K. Bement Christian K. Bement	Director	June 28, 2006

/s/ Michael J. Foster Michael J. Foster	Director	June 28, 2006
/s/ Barbara B. Kennelly Barbara B. Kennelly	Director	June 28, 2006
/s/ Steven M. Looney Steven M. Looney	Director	June 28, 2006
/s/ Keith W. Pennell Keith W. Pennell	Director	June 28, 2006
/s/ Milton J. Walters Milton J. Walters	Director	June 28, 2006

          Index to Exhibits

Exhibit Number	Description

4.1	Sun Healthcare Group, Inc. 2004 Equity Incentive Plan, as amended. (Filed as Exhibit A to the Company's Proxy Statement filed with the Commission on April 21, 2006 (Commission File No. 1-12040) and incorporated herein by reference).

5.1	Opinion of O'Melveny & Myers LLP with respect to the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page 3).